EXHIBIT 99.1

Havertys Reports Sales for Third Quarter

ATLANTA, GEORGIA, October 7, 2020 – HAVERTYS (NYSE: HVT and HVT.A) today reported sales for the third quarter ended September 30, 2020.

Havertys sales for the third quarter 2020 increased 3.9% to $217.5 million, compared with $209.3 million for the third quarter of 2019.  On a comparable store basis, sales for the quarter increased 4.0%. Comparable store sales include those made on our website and in stores, and excludes locations opened, closed or otherwise non-comparable during the last 12 months.

Revenue is recognized when merchandise is delivered to the customer. Total written sales for the third quarter of 2020 were up 22.8% and written comparable store sales rose 22.6% over the same period last year.

Havertys stores closed on March 19 and deliveries were halted on March 21. Havertys reopened 103 stores on May 1 and the remaining 17 were opened by June 20 with reduced personnel and operating hours. Deliveries resumed on May 5 with reduced personnel and capacity. Sales for the first nine months of 2020 totaled $506.9 million, compared with $588.5 million in 2019, representing a decrease of 13.9%. The computation of comparable store sales for the nine months ended September 30, 2020 is not meaningful since all stores were closed for a length of time during this period.

Clarence H. Smith, chairman, president and CEO, said, “We are experiencing very strong business after reopening in May. Our delivery capacity is now reaching pre-closure levels, but demand is outpacing product availability in certain categories. We remain encouraged as customers continue to place orders in spite of the longer delivery time frames. Our teams remain focused on serving our customers and keeping our workplaces safe.”

About Havertys
Havertys (NYSE:  HVT and HVT.A), established in 1885, is a full-service home furnishings retailer with 120 showrooms in 16 states in the Southern and Midwestern regions providing its customers with a wide selection of quality merchandise in middle to upper-middle price ranges. Additional information is available on the Company’s website havertys.com.

Safe Harbor

This press release may contain forward-looking statements subject to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. These forward-looking statements are subject to risks and uncertainties and change based on various important factors, many of which are beyond our control.

All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expected ability to operate and protect our team members and customers during the COVID-19 pandemic, the execution and effect of our cost savings initiatives, the use of proceeds from our sale-leaseback transaction, our expectations for selling square footage and capital expenditures for 2020, our liquidity position to continue to operate during these highly uncertain times, and our efforts and initiatives to help us emerge from the pandemic well-positioned.

We caution that our forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information you are cautioned not to place undue reliance on our forward-looking statements and they should not be relied upon as a prediction of actual results. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements include, but are not limited to: the extent and duration of the disruption to our business operations caused by the health crisis associated with the COVID-19 pandemic, including the effects on the financial health of our business partners and customers, on supply chains and our suppliers, and on access to capital and liquidity provided by the financial and capital markets; our ability to maintain compliance with debt covenants and amend such credit facilities as necessary; disruptions in our suppliers' operations, including from the impact of COVID-19, including potential problems with inventory availability and the potential result of the volatility or higher cost of product and international freight due to the high demand of products and low supply for an unpredictable period of time; disruptions in our third-party producers’ operations in foreign countries; changes in national and international legislation or government regulations or policies, including changes to import tariffs and the unpredictability of such changes; failure of vendors to meet our quality control standards or to react to changes in legislative or regulatory frameworks; disruptions in our distribution centers; changes in general economic conditions, including unemployment, inflation (including the impact of tariffs); labor shortages and the Company's ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; disruptions caused by a failure or breach of the Company's information systems and information technology infrastructure, as well as other risks and uncertainties discussed in the Company's Annual Report on Form 10-K for 2019 (all of which risks may be amplified by the COVID-19 pandemic) and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020 and from time to time in the Company's subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

Contact:
Haverty Furniture Companies, Inc., 404-443-2900

Richard B. Hare
EVP & CFO
Jenny Hill Parker
SVP, Finance and Corporate Secretary
Source:  Havertys